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                                                                    EXHIBIT 23.3

                         SPECIAL TAX COUNSEL'S CONSENT



     We consent to the inclusion as exhibit 8 to this Registration Statement on Form S-3 of our opinion dated March 22, 1996 relating to the Liquid Yield Option(TM) Notes due 2011 (Zero Coupon--Subordinated) that were issued on such date, and to the reference to our firm as special United States Federal income tax counsel to Marriott International, Inc. in this Registration Statement.



/s/ Brown & Wood

Brown & Wood
May 10, 1996



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